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                                                                     EXHIBIT 4.7









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                                PULTE CORPORATION

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                              INDENTURE SUPPLEMENT

                            DATED AS OF JULY 31, 2001


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                  BANK ONE TRUST COMPANY, NATIONAL ASSOCIATION
          (successor-in-interest to the First National Bank of Chicago)

                                     TRUSTEE


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                             SENIOR DEBT SECURITIES





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         INDENTURE SUPPLEMENT dated as of July 31, 2001, among PULTE HOMES, INC.
(formerly known as PULTE CORPORATION), a Michigan corporation (the "Company"), located at 33 Bloomfield Hills Parkway, Suite 200, Bloomfield Hills, Michigan 48304, BANK ONE TRUST COMPANY, NATIONAL ASSOCIATION (successor-in-interest to the First National Bank of Chicago) (the "Trustee"), PULTE HOME CORPORATION ("Pulte Home"), the wholly-owned subsidiaries of Pulte Home set forth on the attached Exhibit A (Pulte Home and such subsidiaries, all together the "Existing Guarantors"), Del Webb Corporation ("Del Webb") and the wholly-owned subsidiaries of Del Webb set forth on the attached Exhibit B (Del Webb and such subsidiaries, all together the "New Guarantors") (the Existing Guarantors and the New Guarantors are referred to in the Indenture, as amended by this Indenture Supplement and as may be further amended, collectively as the "Guarantors" and individually as a "Guarantor")

         The Company, the Trustee and the Existing Guarantors have entered into an Indenture dated as of October 24, 1995, as amended by the Indenture Supplement dated as of August 27, 1997, the Indenture Supplement dated as of March 20, 1998, the Indenture Supplement dated as of January 31, 1999 and the Indenture Supplement dated as of April 3, 2000 (the "Indenture"), pursuant to which the Trustee acts as trustee for the holders of the Company's 7.3% Senior Notes due October 24, 2005, the Company's 7.625% Senior Notes due October 15, 2017, the Company's 9.5% Senior Notes due April 1, 2003 and the Company's 8.125% Senior Notes, due March 1, 2011. Capitalized terms used in this Indenture Supplement and not otherwise defined herein shall have the meanings set forth in the Indenture.

         The parties desire to add the following companies as guarantors of the Guaranteed Obligations under the Indenture:


                              Anthem Arizona L.L.C.

                                Asset Five Corp.

                                Asset Seven Corp.

                                 Bellasera Corp.

                            Del Webb California Corp.

                           Del Webb Communities, Inc.

                              Del Webb Corporation

                               Del Webb Golf Corp.

                        Del Webb Home Construction, Inc.

                          Del Webb Limited Holding Co.

                             Del Webb Southwest Co.

                       Del Webb Texas Limited Partnership

                   Del Webb's Coventry Homes Construction Co.

                         Del Webb's Coventry Homes, Inc.




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                    Del Webb's Coventry Homes of Nevada, Inc.

                    Del Webb's Spruce Creek Communities, Inc.

                      Del Webb's Sunflower of Tucson, Inc.

                        Del E. Webb Development Co., L.P.

                        Del E. Webb Foothills Corporation

                             Mountain View Two, LLC

                          New Mexico Asset Corporation

                      New Mexico Asset Limited Partnership

                          PH 1 Acquisition Corporation

                          PH 2 Acquisition Corporation

                       Spruce Creek South Utilities, Inc.

                                 Terravita Corp.

                         Terravita Home Construction Co.


         Section 901 of the Indenture permits the Company and the Trustee to execute supplements to the Indenture for the purpose of adding guarantors of the Guaranteed Obligations without the consent of any Holders.

         NOW, THEREFORE, THIS SUPPLEMENTAL INDENTURE WITNESSETH:

         For and in consideration of the premises and the mutual covenants and agreements contained herein, it is mutually covenanted and agreed, for the equal and proportionate benefit of all Holders of the Securities or of any series thereof, as follows:

         1. The following companies are hereby added as guarantors of the Guaranteed Obligations under the Indenture:


                              Anthem Arizona L.L.C.

                                Asset Five Corp.

                                Asset Seven Corp.

                                 Bellasera Corp.

                            Del Webb California Corp.

                           Del Webb Communities, Inc.

                              Del Webb Corporation

                               Del Webb Golf Corp.



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                        Del Webb Home Construction, Inc.

                          Del Webb Limited Holding Co.

                             Del Webb Southwest Co.

                       Del Webb Texas Limited Partnership

                   Del Webb's Coventry Homes Construction Co.

                         Del Webb's Coventry Homes, Inc.

                    Del Webb's Coventry Homes of Nevada, Inc.

                    Del Webb's Spruce Creek Communities, Inc.

                      Del Webb's Sunflower of Tucson, Inc.

                        Del E. Webb Development Co., L.P.

                        Del E. Webb Foothills Corporation

                             Mountain View Two, LLC

                          New Mexico Asset Corporation

                      New Mexico Asset Limited Partnership

                          PH 1 Acquisition Corporation

                          PH 2 Acquisition Corporation

                       Spruce Creek South Utilities, Inc.

                                 Terravita Corp.

                         Terravita Home Construction Co.


         2. The Indenture, as supplemented by and together with this Indenture Supplement, shall be read, taken and construed as one and the same instrument.

         3. This Indenture Supplement may be executed in any number of counterparts, each of which so executed shall be deemed an original, but all of such counterparts shall together constitute but one and the same instrument.

         4. This Indenture Supplement shall be governed by and construed in accordance with the laws of the State of New York, without regard to the principles of conflicts of laws.





                     [signatures appear on pages following]




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         IN WITNESS WHEREOF, the parties hereto have caused this Indenture
Supplement to be duly executed as of the day and year first above written.

                                    BANK ONE TRUST COMPANY,
                                    NATIONAL ASSOCIATION
                                    as Trustee


                                    By:
                                        ----------------------------------------
                                         Name:
                                         Title:

                                    PULTE CORPORATION


Attest:                             By:
        -------------------------       ----------------------------------------
         Calvin R. Boyd                  Bruce E. Robinson, Vice President


                                    PULTE HOME CORPORATION and the
                                    Existing Guarantors listed on the attached
                                    Exhibit A



Attest:                             By:
        -------------------------       ----------------------------------------
         Calvin R. Boyd                  Bruce E. Robinson, Vice President


                                    DEL WEBB CORPORATION and the
                                    New Guarantors listed on the
                                    attached Exhibit B



Attest:                             By:
         ------------------------       ----------------------------------------
          Calvin R. Boyd            Name:
                                          --------------------------------------
                                    Title:
                                           -------------------------------------








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                         EXHIBIT A: EXISTING GUARANTORS

American Title of the Palm Beaches Acquisition Corp.
Carr's Grant, L.L.C.
Devtex Land, L.P.
Harrison Hills, LLC
Homesite Solutions Corporation
One Willowbrook, L.L.C.
PC/BRE Development L.L.C.
PC/BRE Springfield L.L.C.
PC/BRE Venture L.L.C.
PC/BRE Whitney Oaks L.L.C.
PC/BRE Winfield L.L.C.
PC/Palm Beach, Inc.
PN I, Inc.
Pulte Home Corporation of New England
Pulte Homes of Texas, L.P.
Pulte Homes Tennessee Limited Partnership
Pulte Land Company, LLC
Riverwalk Commerce Acquisition Corp.
Wilben, LLLP










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                            EXHIBIT B: NEW GUARANTORS


Anthem Arizona L.L.C.
Asset Five Corp.
Asset Seven Corp.
Bellasera Corp.
Del Webb California Corp.
Del Webb Communities, Inc.
Del Webb Golf Corp.
Del Webb Home Construction, Inc.
Del Webb Limited Holding Co.
Del Webb Southwest Co.
Del Webb Texas Limited Partnership
Del Webb's Coventry Homes Construction Co.
Del Webb's Coventry Homes, Inc.
Del Webb's Coventry Homes of Nevada, Inc.
Del Webb's Spruce Creek Communities, Inc.
Del Webb's Sunflower of Tucson, Inc.
Del E. Webb Development Co., L.P.
Del E. Webb Foothills Corporation
Mountain View Two, LLC
New Mexico Asset Corporation
New Mexico Asset Limited Partnership
PH 1 Acquisition Corporation
PH 2 Acquisition Corporation
Spruce Creek South Utilities, Inc.
Terravita Corp.
Terravita Home Construction Co.






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